Exhibit 99.1

3047 Orchard Parkway, San Jose CA 95134 USA Tel (US): +1 650 390 9000 Tel (AU): 1-800-778-662 Fax: +1 650 390 9007 www.airxpanders.com

8 July 2019

AIRXPANDERS ANNOUNCES STRONG REVENUE PERFORMANCE IN Q2, 2019

San Jose, CA, United States –AirXpanders, Inc. (ASX: AXP), a medical device company focused on the design, manufacture, sale and distribution of the AeroForm® Tissue Expander System, today announced preliminary second quarter total revenue of $1.87 million.   U.S. revenue was approximately $1.79 mm, up 14% from Q1, 2019.

“We were very pleased to see significant growth in our U.S. business during Q2, especially given our staff reductions earlier in the quarter,” said Frank Grillo, President and CEO of AirXpanders. “Our US business grew 14% compared to Q1, 2019, with a notably smaller sales team versus prior quarters.   In addition, we came very close to matching our all-time high for patients treated with AeroForm in a single quarter.   We believe this shows the commitment of our customers to our technology, and the value provided to both the surgeons and patients. AeroForm is easier for the surgeon, and patients appreciate the ability to avoid several needle-sticks shortly after surgery, as is the case with traditional saline expanders.”

Previously, the Company announced it has retained Cowen as an independent financial advisor to assist in exploring financial and strategic alternatives.  With Cowen’s assistance, the Company is continuing to evaluate opportunities to explore a wide range of financial and strategic alternatives, that could enhance stockholder value and enable the Company to continue serving patients and physicians.

About AirXpanders

Founded in 2005, AirXpanders, Inc. (www.airxpanders.com) designs, manufactures and markets innovative medical devices to improve breast reconstruction. The Company’s AeroForm Tissue Expander System, is used in patients undergoing two- stage breast reconstruction following mastectomy. Headquartered in San Jose, California, AirXpanders’ vision is to be the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction. AirXpanders is a publicly listed Company on the Australian Securities Exchange under the symbol “AXP.”

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including those related actual and anticipated covenant breaches under our loan agreement, strategic alternatives, use of proceeds, cash forecasts and anticipated growth of the Company’s business, are forward-looking statements. These include, without limitation, risks and uncertainties related to our ability to obtain a waiver of the covenant violations under the loan agreement from Oxford, our ability to consummate any particular financing or strategic transaction on favourable terms or at all, our ability to enhance stockholder value and/or to provide our products and services to patients and physicians, and additional business risks included in the Company’s periodic reports filed with the SEC. Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. AirXpanders may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements. For additional information and considerations regarding the risks faced by AirXpanders that could cause actual results to differ materially, see its most recent Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 15, 2019 (US time). AirXpanders disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

For more information, refer to the Company’s website at www.airxpanders.com.

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Company
Frank Grillo President & CEO Tel: +1 (650)-390-9001 Email: fgrillo@airxpanders.com